SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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      ( ) Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12


                             ON2 TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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

On September 24, 2007, On2 Technologies, Inc. issued the following press release announcing the adjournment of its annual meeting called for September 24, 2007 to October 10, 2007.

On2 Technologies' Annual Stockholders' Meeting Adjourned until October 10, 2007

TARRYTOWN, NY (September 24, 2007): On2 Technologies, Inc., (AMEX:ONT), announced today that it adjourned its Annual Stockholders' Meeting immediately after it was convened in order to allow additional time for its stockholders to consider the proposals submitted to them for a vote.

The Annual Stockholders' Meeting will be reconvened on October 10, 2007, at 9:00 am at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105. The items of business to be considered at the reconvened Annual Stockholder Meeting are described in the proxy statement dated August 30, 2007. The record date for the Annual Stockholders' Meeting remains July 30, 2007.

The meeting was called for the purpose of considering the following proposals:

(1) to amend the Company's bylaws to increase the number of members of its Board of Directors (Proposal #1);

(2)   to elect a Board of Directors of the Company (Proposal #2);

(3) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock (Proposal #3);

(4) to approve the issuance of shares of the Company's common stock to be exchanged for all of the issued and outstanding equity securities of Hantro Products Oy, so that Hantro will become a wholly-owned subsidiary of the Company (Proposal #4);

(5) to authorize the Board of Directors to amend the Company's Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a ratio of one-for-five (Proposal #5);

(6) to approve an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of the Company's common stock to 55,000,000 conditioned on the approval and implementation of Proposal No. 5 (Proposal #6);

(7) to increase the number of authorized shares under the Company's 2005 Incentive Compensation Plan (Proposal #7);

(8) to ratify the selection of Eisner LLP as the Company's independent registered public accounting firm (Proposal #8); and

(9) to transact any business as may properly come before the meeting and any adjournments thereof (Proposal #9).

As of immediately prior to the scheduled Annual Stockholders Meeting, based on the percentage of those stockholders who submitted proxies, all proposals had received a majority of affirmative votes. The affirmative votes received on each proposal are sufficient to approve all proposals except Proposal #3, which requires the affirmative vote of a majority of the total shares outstanding as of the record date. Although a majority of the shares voted so far on Proposal #3 have been cast in favor of the proposal, the Company has not yet received sufficient votes on that proposal for its approval. Specifically, based on the preliminary tally of the votes received, the votes received on the following proposals were as follows:

----------------------------- -------------------------- -----------------------
Proposal                       Percentage of Votes in       Percentage of Votes
                                        Favor                     Against
----------------------------- -------------------------- -----------------------
Proposal #1                          84.94% (1)                  14.50% (1)
----------------------------- -------------------------- -----------------------
Proposal #3                          35.44% (2)                   7.28% (2)
----------------------------- -------------------------- -----------------------
Proposal #4                          82.27% (1)                  16.91% (1)
----------------------------- -------------------------- -----------------------
Proposal #5                          67.70% (2)                  15.74% (2)
----------------------------- -------------------------- -----------------------
Proposal #6                          70.36% (2)                  12.24% (2)
----------------------------- -------------------------- -----------------------
Proposal #7                          73.23% (1)                  25.65% (1)
----------------------------- -------------------------- -----------------------
Proposal #8                          96.54% (1)                   2.40% (1)
----------------------------- -------------------------- -----------------------

(1)   Based on total shares cast
(2)   Based on total shares outstanding

The Company encourages all stockholders to read the Proxy Statement dated August 30, 2007, and to submit a proxy, if they have not done so, indicating how to vote their shares on the proposals prior to the adjourned meeting date. The Company may consider additional adjournments to allow stockholders additional time to vote on some or all of the proposals if sufficient votes have not been received as of the adjourned meeting date. Valid proxies submitted by the Company's stockholders prior to the September 24, 2007 meeting will continue to be valid for purposes of the reconvened meeting. As more fully described in the proxy statement, the Company's stockholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken. Stockholders who need proxy materials or who desire to change their vote or revoke their proxy are encouraged to contact Sylvia Hermina at the Altman Group at (866) 822-1236.

About On2 Technologies, Inc.
----------------------------
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VoIP, and mobile media markets. On2's software is used by such leading global companies as Adobe, AOL, Skype, XM Satellite Radio, Sony, CTTNet, VitalStream, Brightcove, and Tencent. Located in Tarrytown, N.Y., the company has R&D offices in Clifton Park, N.Y., and Cambridge, UK. To contact On2, write to sales@on2.com or visit http://www.on2.com.

All trademarks mentioned in this document are the property of their respective owners.

Investor Contact:

On2 Technologies, Inc:
Matt Frost
On2 Technologies
914 468 0510
invest@on2.com